UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 5, 2012

CHATHAM LODGING TRUST
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	001-34693	27-1200777
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

50 Cocoanut Row, Suite 216, Palm Beach, Florida		33480
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(561) 802-4477

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On November 5, 2012, Chatham Lodging Trust (the "Company"), as parent guarantor and Chatham Lodging, L.P., as borrower (the "Borrower"), entered into an amendment to its secured revolving credit agreement (the "Credit Agreement") with the lenders party thereto, Barclays Capital and Regions Capital Markets as joint lead arrangers, Barclays Bank PLC as administrative agent, Regions Bank as syndication agent, Credit Agricole Corporate and Investment Bank, UBS Securities and US Bank National Association acting as co-documentation agents.

The amendment extends the maturity date to November 5, 2015, and includes an option to extend the maturity by an additional year. Other key terms amended were as follows:

* The base facility amount is increased to $95 million from $85 million.
* The minimum rate of 1.25% for the base rate is no longer applicable.
* The applicable margin is now between 200-300 basis points, down from 325-425 basis points, based on the leverage ratio of the Company, as defined in the agreement.
* The unused fee has been reduced from 50 basis points to 25 basis points if less than 50% is unused, 35 basis points if more than 50% unused.
* The minimum fixed charge coverage ratio was reduced to 1.5 from 1.75-2.0.

Subject to certain terms and conditions set forth in the Credit Agreement, the Borrower may increase the original principal amount of the Credit Agreement by an additional $20.0 million.

As of November 5, 2012, the Company had borrowings of $48.5 million outstanding under the Credit Agreement.

The foregoing description of the Amended Credit Agreement is not complete and is qualified in its entirety by reference to the entire Amended Credit Agreement.

Item 2.02 Results of Operations and Financial Condition.

On November 6, 2012, Chatham Lodging Trust issued a press release announcing its results of operations for the three months ended September 30, 2012. A copy of the press release is attached hereto as Exhibit 99.1 to this report and is incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information in Item 2.02 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section.
Furthermore, the information in Item 2.02 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be incorporated by reference into any filing or other document pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing or document.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information required by this item is included in Item 1.01.

Item 7.01 Regulation FD Disclosure.

On November 5, 2012, the Company announced within its third quarter earnings press release that it completed the amendment to its secured revolving credit facility with Barclays Capital and Regions Capital Markets as joint lead arrangers, Barclays Bank PLC as administrative agent, Regions Bank as syndication agent, Credit Agricole Corporate and Investment Bank, UBS Securities and US Bank National Association acting as co-documentation agents.

This information is being furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section. This information, including the exhibit, shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any incorporation by reference language in any of those filings. This Current Report on Form 8-K will not be deemed an admission as to the materiality of any information furnished under this item in this Current Report on Form 8-K that is required to be disclosed solely by Regulation FD.

Item 9.01 Financial Statements and Exhibits.

Press Release Dated November 6, 2012 Announcing Third Quarter 2012 Financial Results

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHATHAM LODGING TRUST

November 7, 2012	By:	Dennis M. Craven

Name: Dennis M. Craven
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press release dated November 6, 2012